UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 31, 2008, Key Technology, Inc. (the “Company”) terminated its borrowing arrangements under a Credit Agreement dated July 27, 2006 and First Amendment to Credit Agreement dated December 21, 2007 with Wells Fargo HSBC Trade Bank, N.A.  The Credit Agreement provided a revolving credit facility to the Company in a maximum principal amount of $10,000,000 and credit sub-facilities up to $3,000,000 each for sight commercial letters of credit and standby letters of credit.  As previously disclosed, the agreement was replaced by an alternative credit arrangement on December 16, 2008, and the Company had no outstanding borrowings under this agreement at the time of termination.  The agreement was to mature on June 30, 2009, and the Company paid no fees or penalties in connection with its early termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ JOHN J. EHREN
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  January 7, 2009